Exhibit 10.5

EXECUTION VERSION

May 15, 2022

Dragonfly Energy Corp.

1190 Trademark Dr. #108

Reno, Nevada 89521

Chardan NexTech Acquisition 2 Corp.

17 State Street, Suite 2130

New York, NY 10004

Re:         ChEF Proposal – Establishment of Chardan Equity Facility

In connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Chardan NexTech Acquisition 2 Corp. (the “SPAC”), Bronco Merger Sub, Inc. and Dragonfly Energy Corp. (the “Target”), CCM Investments 5 LLC (the “Investor”) is pleased to present to the SPAC and the Target the Summary of Indicative Terms for the establishment of a Chardan Equity Facility (ChEF) (the “Facility”) attached hereto as Exhibit A (the “Term Sheet” and, together with this letter agreement, this “Letter Agreement”). The Investor, the SPAC and the Target are collectively referred to in this Letter Agreement as the “Parties.” Capitalized terms used, but not defined, in the body of this Letter Agreement shall have the respective meanings assigned to them in the Term Sheet.

1.            Definitive Documentation. The Target and the SPAC hereby agree, prior to the Closing, to enter into the Definitive Documentation with the Investor on terms that are (i) consistent with this Letter Agreement and (ii) customary for documentation of this nature.

2.            No Specified Transactions. Following the execution of this Letter Agreement, the Issuer shall not effect or enter into an agreement to effect any issuance of shares of Common Stock or any securities of the Issuer or its subsidiaries which entitle the holder thereof to acquire at any time any shares of Common Stock (“Common Stock Equivalents”), or any combination thereof, or effect or enter into an agreement to effect a Specified Transaction, in each case other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Issuer and its subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Specified Transaction” means a transaction in which the Issuer (i) issues or sells any securities with a conversion price, exercise price, exchange rate or other price or rate that is based upon and/or varies with the trading price of shares of Common Stock after the date of issuance; (ii) issues or sells any securities at a price, or with a conversion price, exercise price, exchange rate or other price or rate, that is subject to being reset after the date of issuance of such security or upon the occurrence of specified or contingent events; (iii) issues or sells any securities that are subject to or contain any put, call, redemption, buy-back, price reset or other similar provision or mechanism (including a “Black-Scholes” put or call right) that provides for the issuance of additional equity securities of the Issuer or the payment of cash by the Issuer or (iv) enters into any agreement, including, but not limited to, an “equity line of credit” or “at-the-market” or other continuous offering or similar offering of shares of Common Stock or Common Stock Equivalents, whereby the Issuer may sell shares of Common Stock or Common Stock Equivalents at a future determined price, in each case, other than with the Investor or its affiliates. “Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Issuer pursuant to any equity incentive plan duly adopted for such purpose, by the Issuer’s board of directors (the “Issuer’s Board”) or a majority of the members of a committee of the Issuer’s Board established for such purpose, (b) (1) any shares of Common Stock issued to the Investor, Chardan NexTech Investments 2 LLC (the “Sponsor”), Chardan Capital Markets, LLC (“Chardan Capital Markets”), Chardan NexTech 2 Warrant Holdings LLC (“Chardan NexTech 2 Warrant Holdings” and together with the Sponsor and Chardan Capital Markets, the “Chardan Entities”) or any of their respective affiliates or members pursuant to the Definitive Documentation, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor, the Chardan Entities or any of their respective affiliates or members at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding, or for which agreements to issue are in effect, as of the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the conversion price, exercise price, exchange rate or other price or rate, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Issuer’s Board or a majority of the members of a committee of the Issuer’s Board established for such purpose which can have a Specified Transaction component provided that any such issuance shall only be to an operating company or an asset in a business synergistic with the business of the Issuer and shall provide to the Issuer additional benefits in addition to the investment of funds, but shall not include a transaction in which the Issuer is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) shares of Common Stock issued by the Issuer by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, exclusively to or through a registered broker dealer.

3.            Documentation Fee. The Target shall pay the Investor a $50,000 fee upon execution of this Letter Agreement.

4.            Expenses. The Target will pay all reasonable and documented out-of-pocket expenses and fees, including reasonable and documented legal fees and expenses, of the parties related to the negotiation and execution of the Facility.

5.            Confidentiality. This Letter Agreement shall be strictly confidential among the Investor, the SPAC and the Target and their respective advisors and shall not be disclosed, in whole or in part, by the SPAC or the Target to any other person. Notwithstanding the foregoing, the SPAC and the Target may disclose and (if agreed) file this Letter Agreement in connection with the public announcement of the Merger Agreement and the transactions contemplated thereby and related SEC filings.

6.            Termination. In the event that the Merger Agreement is terminated without the Closing having occurred, then this Letter Agreement shall automatically terminate without further action or notice.

7.            Assignment. This Letter Agreement shall not be assignable by the Target or the SPAC, by operation of law or otherwise, without the written consent of the other Parties (and any purported assignment without such consent shall be null and void). The Investor may assign its rights and obligations under this Letter Agreement to one or more of its affiliates.

8.            Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Letter Agreement by facsimile transmission shall be effective as a delivery of a manually executed counterpart hereof.

9.            Entire Agreement and Amendments. This Letter Agreement is the only agreement that has been entered into among the Parties with respect to the Transactions and set forth the entire understanding of the Parties with respect thereto. This Letter Agreement may not be amended or waived except by an instrument in writing signed by the Parties.

10.          Governing Law; Waiver of Jury Trial; Jurisdiction. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION PERTAINING THERETO OR ARISING IN CONNECTION THEREWITH, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, (B) CONSENTS AND AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURTS SITTING IN NEW YORK CITY, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES PERTAINING TO OR ARISING IN CONNECTION THEREWITH, PROVIDED, THAT THE PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SUCH JURISDICTION, (C) CONSENT TO SUCH JURISDICTION FOR ANY ACTION COMMENCED IN ANY SUCH COURT, AND (D) WAIVE ANY OBJECTIONS BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR INCONVENIENT FORUM.

[Signature Page Follows]

Please indicate your agreement with the terms of this Letter Agreement by signing a copy in the space provided and returning it to the undersigned.

Very truly yours,

CCM INVESTMENTS 5 LLC

By:	/s/ Jonas Grossman

Name: Jonas Grossman
Title: Manager

Agreed and Accepted as of:

May 15, 2022

TARGET:

Dragonfly Energy Corp.

By:	/s/ Denis Phares
Name: Denis Phares
Title: Chief Executive Officer

SPAC:

Chardan NexTech Acquisition 2 Corp.

By:	/s/ Jonas Grossman
Name: Jonas Grossman
Title: Chief Executive Officer

EXHIBIT A

Summary of Indicative Terms

See attached.

Chardan NexTech Acquisition 2 Corp.

Committed Equity Facility

May 15, 2022

Summary of Indicative Terms

$150MM Chardan Equity Facility (ChEF)

Provision	Description
SPAC:	Chardan NexTech Acquisition 2 Corp.
Investor:	A newly formed entity by Chardan Capital Markets LLC (“Chardan”) or an existing affiliate of Chardan (the “Investor”).
Issuer:	Entity that will be the post-business combination public company (the “Issuer”).
Facility:	A three-year standing equity facility (the “Facility”) to enable the Issuer to raise a total of up to $150MM (the “Aggregate Commitment Amount”) from time to time as it elects, subject to the terms of the Facility, by putting shares (the “Facility Shares”) of its common stock (the “Common Stock”) to the Investor at then-current pricing, as specified further below.
Purchase Price of Facility Shares:

VWAP on the Purchase Date (each as defined below), less three and one-half percent (3.5%).

“VWAP” means the volume-weighted average price of the shares of Common Stock on the applicable trading day(s), adjusted to exclude block trades and trades that individually exceed 20,000 shares.

Put Right:

 Subject to the terms of the Definitive Documentation, the Issuer has the right, from time to time at its discretion, to require (a “Put”) the Investor to purchase shares of Common Stock up to the Aggregate Commitment Amount. The Issuer will initiate a Put by delivering, during the morning prior to market open on any trading days it chooses (each, a “Purchase Date”), notice to the Investor specifying the number of Facility Shares (the “Target Number”) to be purchased by the Investor on that trading day. The Investor must purchase the Target Number of Facility Shares on the Purchase Date; provided that the Investor will not be obligated to (but may, at its option, choose to) purchase Facility Shares to the extent such purchase: (a) would exceed 20% of the number of shares of the Common Stock that would count towards VWAP on that date, (b) would cause the aggregate purchase price for that trading day’s Put to exceed $3MM or (c) would cause the Investor, together with its affiliates, to exceed 9.9% beneficial ownership, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder; provided, further, that in such case the number of Facility Shares so required to be purchased will be cut back so as to avoid triggering any of the events in (a), (b) or (c). Promptly following the close of trading on the Purchase Date, Investor will deliver to Issuer a notice (the “Confirmation”) confirming the total number of Facility Shares purchased on that date and their aggregate purchase price.

Any unsold portion of the Facility will remain outstanding so that further Puts may be initiated by the Issuer. For the avoidance of doubt, the Investor shall not be required to purchase any Facility Shares except to the extent that they are eligible to be resold pursuant to a Registration Statement (as defined below) that is at such time effective and available and FINRA, as applicable, has provided its no-objection letter, and subject to the other conditions specified in the Definitive Documentation.

Provision	Description
Term of Facility:

The Facility shall remain outstanding until three years following the later of (i) the business combination closing (the “Closing”) and (ii) the effective date of the Registration Statement, unless terminated earlier upon reasonable prior notice by the Issuer or as otherwise set forth in the Definitive Documentation (which shall only include customary termination provisions).

In the event the merger agreement relating to the business combination (the “Merger Agreement”) is terminated without the Closing having occurred, the Definitive Documentation (if executed earlier) shall automatically terminate.

Definitive Documentation:

The purchase agreement and registration rights agreement (collectively, the “Definitive Documentation”) will include customary conditions, representations and warranties, registration rights (as described herein) and other covenants and indemnities. The Definitive Documentation will also contain customary termination rights and suspension events with respect to the Investor’s purchase obligation.

Commitment Fee:

On the earlier of (a) the thirtieth (30th) trading day following the Closing and (b) the effective date of the Registration Statement, the Issuer shall issue to the Investor a number of shares of Common Stock (the “Commitment Shares”) equal to the quotient obtained by dividing $1MM by the VWAP of the Issuer’s shares of common stock for the immediately prior five (5) trading days. The Commitment Shares will be registered for resale on the Registration Statement, but will be subject, if required by the FINRA rules, to a lock-up period of six (6) months.

Registration of Shares:

The Definitive Documentation shall provide that, within thirty (30) calendar days following the Closing, the Issuer shall file with the SEC, and use commercially reasonable efforts to have declared effective as promptly as practicable thereafter, a resale registration statement registering the resale by the Investor (a “Registration Statement”) of the Commitment Shares and the Facility Shares; provided that the total number of shares registered in connection with the Facility will not exceed 19.99% of the total number of shares of Common Stock outstanding as of the execution of the Definitive Documentation.

Commencement of the Facility and effectiveness of the Registration Statement are subject to receipt of a no-objection letter from FINRA. The Issuer shall be required to keep the Registration Statement effective for at least one year following the full term of the Facility.

The Definitive Documentation shall provide for the Issuer to include the requisite disclosure in the Registration Statement and provide customary deliverables to the Investor for an underwritten offering of securities, including due diligence, legal opinions and comfort letters and related plan of distribution disclosure.

Provision	Description
Settlement:

The transfer agent and the Issuer will deliver the total number of Facility Shares specified in the Confirmation on a T+1 basis; the Definitive Documentation will specify remedies, including customary penalties, for lack of settlement by T+2.

Conditions Precedent to Purchases of Facility Shares:

Conditions precedent include, among other things, completion of customary due diligence for facilities of this type, preparation and execution of Definitive Documentation reasonably acceptable to both parties and Dragonfly Energy Corp. (the “Target”), filing and maintaining effectiveness of the Registration Statement, and no-objection clearance from FINRA (which the Investor will promptly obtain).

No Specified Transactions:

The Definitive Documentation will include the provision contained in paragraph 2 of the letter agreement, dated May 15, 2022, by and among the SPAC, the Target and the Investor, which provision shall be stated to apply from and after the date of the Definitive Documentation until the three-year anniversary of the Definitive Documentation.